Exhibit 99.1
JASON KILAR JOINS ROBLOX’S BOARD OF DIRECTORS
San Mateo, Calif. – Sept. 14, 2023 – Roblox Corporation (NYSE: RBLX), a global immersive platform for connection and communication, today announced the appointment of Jason Kilar to the company’s board of directors. Kilar is an accomplished entrepreneur and chief executive who has led media and entertainment companies for more than 15 years, including most recently serving as Chief Executive Officer of Warner Media, LLC.
“Jason Kilar is a well-respected leader in the entertainment and media industry, and his experience in the space is of value to the Board as Roblox continues to scale globally," said David Baszucki, CEO of Roblox.
“I am honored to join Roblox, a company I have long admired and cheered from afar as they leaned into the future," said Jason Kilar. "Roblox is changing the way people come together and changing how creators can create delightful experiences for them. I am excited to join the board and do all I can to help bring Roblox's vision to life.”
Prior to his role at Warner Media, LLC, Kilar was co-founder and Chief Executive Officer of Vessel Group, Inc and co-founder and Chief Executive Officer of Hulu, LLC. Kilar also serves as a member of the board of directors of Wealthfront Inc. and Opendoor Technologies Inc.
Kilar holds a B.A. in Journalism and Business Administration from University of North Carolina at Chapel Hill and an M.B.A. from Harvard Business School.
Kilar joins board chairman David Baszucki, lead independent director Anthony P. Lee, and board members Gregory Baszucki, Christopher Carvalho, Gina Mastantuono and Andrea Wong. Kilar’s appointment was effective September 13, 2023.
About Roblox
Roblox's vision is to reimagine the way people come together. Every day, tens of millions of people around the world connect, communicate and explore millions of immersive experiences together with their friends on Roblox. All of these experiences are built by the Roblox community, made up of millions of creators. We believe in building a safe, civil, and diverse community—one that inspires and fosters creativity and positive relationships between people around the world. For more information, please visit corp.roblox.com.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements by our Chief Executive Officer and new director. These forward-looking statements are made as of the date they were first issued and were based on current plans, expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Words such as “continue” and “expand” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to risks detailed in our filings with the Securities and Exchange Commission (the “SEC”), including our annual reports on Form 10-K, our quarterly reports on Form 10-Q and other filings and reports we make with the SEC from time to time.
The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, we undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
CONTACTS
Stefanie Notaney
Roblox Corporate Communications
press@roblox.com
ROBLOX and the Roblox logo are among the registered and unregistered trademarks of Roblox Corporation in the United States and other countries. © 2023 Roblox Corporation. All rights reserved.
Source: Roblox Corporation